Exhibit 99.1

HP Inc. 1501 Page Mill Road Palo Alto, CA 94304 hp.com

News Release

HP Inc. Announces Early Tender Results for Cash Tender Offer; Increases the Maximum Amount to $1.85 Billion

PALO ALTO, Calif., Mar. 23, 2018 (GLOBENEWSWIRE) – HP Inc. (“HP”) (NYSE: HPQ) today announced the early tender results as of 5:00 p.m. New York City time on March 22, 2018 (the “Early Tender Deadline”) for its previously announced cash tender offer (the “Tender Offer”) to purchase outstanding debt securities of HP listed in the table below up to a combined aggregate principal amount of the notes listed in the table below (collectively, the “Notes,” and each a “Series” of Notes) from each registered holder of the applicable Series of Notes (each, a “Holder,” and collectively, the “Holders”). HP further announced that it has increased the combined aggregate principal amount of the Notes, and the Maximum Tender SubCap with respect to Acceptance Priority Levels 1 through 3, from $1.75 billion to approximately $1.85 billion (as set forth in the table with respect to Acceptance Priority Levels 1 through 3, the “Maximum Amount”). The Expiration Date of the Tender Offer is 11:59 p.m., New York City time, on April 5, 2018, unless extended or earlier terminated by HP. However, because more than the Maximum Amount of Notes was tendered at or before the Early Tender Deadline, HP will not accept any further tenders of Notes, unless HP elects to amend the terms of the Tender Offer.

The principal amount of each series of Notes that were validly tendered and not validly withdrawn in the Tender Offer as of the Early Tender Deadline is set forth in the tables below.

Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding	Maximum Tender SubCap	Acceptance Priority Level	Principal Amount Tendered as of the Early Tender Date	Percent of Amount Outstanding Tendered
4.650% Global Notes due December 9, 2021	428236BV4/ US428236BV43	$1,500,000,000	$1,849,841,000	1	$804,838,000	53.66%
4.375% Global Notes due September 15, 2021	428236BQ5/ US428236BQ57	$1,000,000,000		2	$462,082,000	46.21%
4.300% Global Notes due June 1, 2021	428236BM4/ US428236BM44	$1,250,000,000		3	$582,921,000	46.63%
4.050% Global Notes due September 15, 2022	428236BX0/ US428236BX09	$500,000,000	$450,000,000	4	$96,182,000	19.24%
3.750% Global Notes due December 1, 2020	428236BF9/ US428236BF92	$648,781,000		5	$182,813,000	28.18%
6.000% Global Notes due September 15, 2041	428236BR3/ US428236BR31	$1,200,000,000	$300,000,000	6	$199,725,000	16.64%
2.750% Global Notes due January 14, 2019	428236BY8/ US428236BY81	$299,794,000	N/A	7	$83,555,000	27.87%

Because the aggregate principal amount of Notes validly tendered prior to the Early Tender Deadline exceeds the Maximum Amount, HP will accept for payment Notes validly tendered in accordance with the acceptance priority levels and the applicable Tender SubCaps. HP expects to accept all Notes tendered with Acceptance Priority Levels 1 through 3, and none of the Notes tendered with Acceptance Priority Levels 4 through 7.

As previously announced, in connection with the Tender Offer, HP also solicited consents (the “Consents”) from Holders of HP’s 4.650% Global Notes due December 9, 2021 (the “4.650% Notes”) to amend certain provisions (the “Proposed Amendments”) of the Senior Debt Securities Indenture dated as of June 1, 2000 (the “Indenture”) under which the 4.650% Notes were issued and as it relates to the 4.650% Notes. The “Consent Solicitation” refers to the solicitation of the Consents. The Proposed Amendments would amend the applicable Indenture as described in the Offer to Purchase to, among other things, eliminate substantially all of the restrictive covenants under the Indenture exclusively with respect to the 4.650% Notes. The Proposed Amendments must be consented to by Holders of a majority in principal amount (the “Requisite Consents”) of the outstanding 4.650% Notes issued under the Indenture in order to be adopted with respect to the 4.650% Notes. Based on the results above, HP has received the Requisite Consents from Holders of the 4.650% Notes to amend the Indenture with respect to the 4.650% Notes. As a result, a supplemental indenture will be promptly executed to effect the Proposed Amendments to the Indenture.

The complete terms of the Tender Offer and the Consent Solicitation are set forth in the Offer to Purchase and Consent Solicitation Statement dated March 9, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and in the accompanying Consent and Letter of Transmittal (the “Letter of Transmittal”). Consummation of the Tender Offer and the Consent Solicitation is subject to a number of conditions, including the absence of certain adverse legal and market developments. Subject to applicable law, HP may waive any and all of these conditions or extend, terminate or withdraw the Tender Offer and/or the Consent Solicitation with respect to one or more Series of Notes and/or increase or decrease the Maximum Amount and/or any Maximum Tender SubCap. The Tender Offer is neither conditioned upon any minimum amount of Notes being tendered nor on the satisfaction of the conditions to the Consent Solicitation. There are no guaranteed delivery provisions applicable to the Tender Offer or the Consent Solicitation.

Holders of Notes must have validly tendered and not validly withdrawn their Notes and, with respect to the 4.650% Notes, validly delivered and not validly revoked their Consents to the Proposed Amendments to the Indenture, at or before the Early Tender Deadline, to be eligible to receive the applicable Total Consideration (as described in the Offer to Purchase) for their tendered Notes, which includes an early tender payment of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). The Total Consideration for each $1,000 principal amount of Notes of any Series tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread specified for such Series over the yield corresponding to the bid-side price of the applicable Reference U.S. Treasury Security specified for such Series, as calculated by BofA Merrill Lynch and Citigroup Global Markets Inc. at 11:00 a.m., New York City time, on March 23, 2018. Assuming the Tender Offer and Consent Solicitation are not extended and the conditions to the Tender Offer and Consent Solicitation are satisfied or waived, HP expects that settlement for Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be on March 26, 2018. Holders whose Notes are accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the applicable settlement date. As of the Early Tender Deadline, the Holders’ withdrawal and revocation rights have expired.

This news release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offer and the Consent Solicitation are being made solely pursuant to terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

BofA Merrill Lynch and Citigroup Global Markets Inc. are serving as the Dealer Managers and the Solicitation Agents in connection with the Tender Offer and the Consent Solicitation. BNP Paribas Securities Corp., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC are serving as Co-Dealer Managers. Questions regarding the terms of the Tender Offer and the Consent Solicitation should be directed to BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 387-3907 (collect) or to Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect). Any questions or requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal or the documents incorporated by reference therein may be directed to Global Bondholder Services Corporation, which is acting as the Tender Agent and the Information Agent for the Tender Offer and the Consent Solicitation, at the following telephone numbers: banks and brokers at (212) 430-3774 (collect); all others at (866) 924-2200 (toll free).

Forward-Looking Statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements about the expected timing, size or other terms of the Tender Offer and the Consent Solicitation and HP’s ability to complete the Tender Offer and the Consent Solicitation. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond HP’s control, which could cause HP’s actual results to differ materially from those indicated in HP’s forward-looking statements. Please see the Cautionary Statement Regarding Forward-Looking Statements in the Offer to Purchase, as well as other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017, and HP’s other filings with the U.S. Securities and Exchange Commission. HP disclaims and does not undertake any obligation to update or revise any forward-looking statement in this news release, except as required by applicable law or regulation.

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